EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-47815) and related Prospectus of Health and Retirement Properties Trust and to the incorporation by reference therein of (1) our report dated February 9, 1998, with respect to the consolidated financial statements of Health and Retirement Properties Trust incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein and (2) our report dated March 26, 1998 with respect to the statement of revenues and certain expenses of an office building owned by MSA 1600 Associates, L.P. for the year ended December 31, 1997 included in the Current Report on Form 8-K of Health and Retirement Properties Trust dated March 30, 1998 both filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP

Boston, Massachusetts
May 1, 1998